UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2015

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of the 2009 Stock Plan
On April 7, 2015, the stockholders of Brocade Communications Systems, Inc. (“Brocade” or the “Company”) approved an amendment and restatement of the Company’s 2009 Stock Plan (the “Stock Plan”) to increase the Stock Plan’s share reserve by 29,500,000 shares and change the fungible ratio at which certain awards without an exercise price (e.g., restricted stock units) are deducted from and returned to the Stock Plan. A description of the material terms and conditions of the Stock Plan, as amended and restated, appears on pages 24 to 28 of Brocade’s definitive proxy statement on Schedule 14A filed with the SEC on February 24, 2015 (the “Proxy Statement”). That description is incorporated by reference herein, and a copy of that description is filed as Exhibit 10.1 hereto. Such description and the other information relating to the Stock Plan included herein are qualified in their entirety by reference to the actual terms of the Stock Plan, which is filed as Exhibit 10.2 hereto.
Amendment and Restatement of the 2009 Director Plan
On April 7, 2015, the stockholders of the Company approved an amendment and restatement of the Company’s 2009 Director Plan (the “Director Plan”) to increase the Director Plan’s share reserve by 1,000,000 shares, change the fungible ratio at which restricted stock units are deducted from and returned to the Director Plan, eliminate the fixed share initial restricted stock unit award granted in connection with election or appointment to our Board, change the formula for calculating a pro-rata annual grant for a new director who first becomes a director other than at an annual meeting, and revise the annual restricted stock unit award to cover a fixed value of shares. A description of the material terms and conditions of the Director Plan, as amended and restated, appears on pages 32 to 34 of the Proxy Statement. That description is incorporated by reference herein, and a copy of that description is filed as Exhibit 10.3 hereto. Such description and the other information relating to the Director Plan included herein are qualified in their entirety by reference to the actual terms of the Director Plan, which is filed as Exhibit 10.4 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its 2015 annual meeting of stockholders (the “Annual Meeting”) on April 7, 2015 in San Jose, California. Of the 422,663,389 shares outstanding as of the record date, 389,697,184 shares (approximately 92%) were present or represented by proxy at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders: (i) approved the election of Judy Bruner, Lloyd A. Carney, Renato A. DiPentima, Alan L. Earhart, John W. Gerdelman, Dave House, L. William Krause, David E. Roberson and Sanjay Vaswani as directors; (ii) approved a nonbinding advisory resolution regarding executive compensation; (iii) approved the amendment and restatement of Brocade’s 2009 Stock Plan; (iv) approved the amendment and restatement of Brocade’s 2009 Director Plan; (v) ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending October 31, 2015; and (vi) rejected a stockholder proposal regarding an incentive compensation recoupment policy. Each of these proposals is described in the Proxy Statement.

The results of the voting on the matters submitted to the stockholders are as follows:
1. To elect nine directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Judy Bruner	336,869,217	2,200,727	1,763,527	48,863,713
Lloyd A. Carney	336,152,190	3,073,888	1,607,393	48,863,713
Renato A. DiPentima	246,545,832	92,597,583	1,690,056	48,863,713
Alan L. Earhart	336,750,486	2,411,072	1,671,913	48,863,713
John W. Gerdelman	336,826,448	2,350,461	1,656,562	48,863,713
Dave House	246,062,302	93,113,107	1,658,062	48,863,713
L. William Krause	245,944,951	93,143,223	1,745,297	48,863,713
David E. Roberson	336,896,069	2,267,452	1,669,950	48,863,713
Sanjay Vaswani	229,537,932	108,180,051	3,115,488	48,863,713

2. To vote on a nonbinding advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
333,410,078	5,042,718	2,380,675	48,863,713

3. To approve the amendment and restatement of Brocade’s 2009 Stock Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
275,452,587	63,171,078	2,209,806	48,863,713

4. To approve the amendment and restatement of Brocade’s 2009 Director Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
279,211,675	59,439,625	2,182,171	48,863,713

5. To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending October 31, 2015.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
385,309,750	2,709,361	1,678,073	--

6. To vote on a stockholder proposal regarding an incentive compensation recoupment policy.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
152,476,381	185,928,809	2,428,281	48,863,713

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Document
10.1	Summary of the Brocade Communications Systems, Inc. 2009 Stock Plan, as amended and restated on April 7, 2015
10.2	Brocade Communications Systems, Inc. 2009 Stock Plan, as amended and restated on April 7, 2015
10.3	Summary of the Brocade Communications Systems, Inc. 2009 Director Plan, as amended and restated on April 7, 2015
10.4	Brocade Communications Systems, Inc. 2009 Director Plan, as amended and restated on April 7, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 8, 2015	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary